Exhibit 10.1

Strategic Marketing Agreement

AGREEMENT made as of the __ day of June 2012 (the “Effective Date”) by and between PeopleString Corporation, a Delaware Corporation company having its offices at 157 Broad Street, Suite 109, Red Bank, NJ 07701 (“PeopleString”) and BiLo Media, Inc., a ________ corporation having its offices at _______________________ (“BiLo”).

W I T N E S S E T H:

WHEREAS, BiLo desires to obtain the benefits of the knowledge, expertise, contacts and relationships of PeopleString and its principals in connection with the development and marketing of its MyIngo.com Buyers Club (“MyIngo”), and PeopleString is agreeable thereto.

WHEREAS, BiLo desires PeopleString to market it’s MyIngo discount program.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, the parties hereby agree as follows:

1.           Scope of Agreement.  BiLo hereby retains PeopleString, and PeopleString hereby accepts and agrees, to provide marketing services and act as an independent general advisor and consultant to BiLo on all matters relating to the marketing of MyIngo.  Specifically, during the term of this Agreement, PeopleString shall devote such amount of its principal’s working time, attention, knowledge and skills as shall be reasonably necessary in PeopleString’s judgment to introduce the MyIngo platform to its members.  PeopleString shall perform the services hereunder primarily at PeopleString’s principal place of business.

2.           Term.  The term of this Agreement shall commence on the Effective Date and shall continue until terminated by either party upon no less than 7 days prior written notice to the other party; provided, however, the term of this Agreement shall continue for a minimum period of two (2) months.

3.           Consideration.  In full consideration of the services to be performed hereunder by PeopleString and subject to the terms hereof, BiLo shall pay to PeopleString and PeopleString shall accept:

(a)           Commission. BiLo shall pay to PeopleString a commission (a “Commission”), equal to fifty percent (50%) of  revenues derived from sale of memberships for  MyIngo which accrue during the term of this Agreement and are contacted, sourced and introduced by PeopleString.  Commissions earned by PeopleString hereunder shall be calculated and paid on a bi-monthly basis within five (5) days of the end of each bi-monthly term. BiLo shall provide PeopleString with reasonably complete financial and accounting records with respect to the MyIngo revenues and the calculation of Commission hereunder, together with each payment of Commissions.  BiLo shall maintain books of account concerning each payment report for two (2) calendar years following the rendering thereof. The obligation of BiLo to pay Commissions to PeopleString with respect to any MyIngo revenues a accrued during the term shall survive the termination hereof.

4.           Confidential Information.  BiLo and PeopleString mutually acknowledges that the information, observations and data disclosed or otherwise obtained by them while engaged with each other concerning their respective business and affairs (hereafter, collectively “Confidential Information”) are private property.  Therefore, both PeopleString and BiLo agree that they shall not directly or indirectly, either during the term of this Agreement or thereafter, disclose to any unauthorized person for its own purposes any Confidential Information without the prior written consent of the other party, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of either company’s acts or omissions or as may be required in response to any summons or subpoena or in connection with any litigation (it being understood that, to the extent practicable, both parties shall provide the other party prompt notice of any such event and cooperate in good faith to enable the other party to participate to protect its interests in such Confidential Information).  PeopleString acknowledges that any such Confidential Information is of a confidential and secret character and of great value to the other party and shall deliver to the other party as of the termination of this Agreement, or at any other time either party may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, or business of the other party which it then may possess or have under its control.

6.           Non-Solicitation of Related Parties.  The parties hereto covenant and agree that each shall not, directly or indirectly, during the term of this Agreement and the Restricted Period (as hereinafter defined) solicit, or otherwise engage in any negotiations with, any officer, employee, consultant, agent or other person who receives compensation from either party (a “Related Party”), to terminate or discontinue such relationship, or accept any employment, consulting or other business relationship with a third party, nor will either party, directly or indirectly, during the term of this Agreement and the Restricted Period hire or retain the services of any Related Party.  For purposes of this paragraph and its interpretation, (i) the term “Restricted Period” shall mean the period of time commencing on the date hereof and extending to the date which occurs one (1) year following the termination of this Agreement, provided, however, that the determination of a Related Party shall mean and include any person who served in any capacity as a Related Party at any time during the two (2) year period prior to such determination.

7.           Relationship of PeopleString to BiLo. PeopleString shall be an independent contractor to BiLo; any and all contracts of employment made by PeopleString and any and all other contracts which may be made on behalf of PeopleString, for and in connection with PeopleString’ performance under this Agreement, shall be made by PeopleString as principal and not as an agent of Company; and that PeopleString will make full payment of compensation and other amounts payable in connection with any matter on PeopleString’ part to be performed under any such arrangement.  In no event shall PeopleString be considered an agent of BiLo; under no circumstances shall PeopleString have, or claim to have, power of decision in any activities on behalf of BiLo.  PeopleString acknowledges that as an independent contractor to BiLo, PeopleString is solely responsible for the payment of all taxes related to the consideration paid to it hereunder.

8.          Cumulative Rights.  The rights and remedies granted in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.

9.           No Waiver.  The failure of any of the parties hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.

10.        Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.

11.        Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of New Jersey without regard to the principles of conflicts of laws.

12.        Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by BiLo, PeopleString and their respective successors and assigns, provided that PeopleString may not assign any of his rights or obligations hereunder, except as expressly provided by the terms of this Agreement.

13.        Paragraph Headings.  The paragraph headings herein have been inserted for convenience of reference only, and shall in no way modify or restrict any of the terms or provisions hereof.

14.        Notices.  Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with an acknowledgement copy requested, or by the Express Mail service offered by the United States Post Office, directed to the addresses set forth above, or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein.  Such notice or communication shall be effective, if sent by mail, three (3) days after it is mailed within the continental United States; if sent by Express Mail service, one day after it is mailed; or by hand delivery, upon receipt.

15.        Unenforceability; Severability.  If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement, shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

16.        No Third Party Rights.  The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

17.        Counterparts.  This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

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IN WITNESS WHEREOF, the parties hereto have executed this instrument the date first above written.

PEOPLESTRING, LLC By: ___________________________________ Name: Title: BiLo Media Inc. By: ____________________________________ Name: Title: